Exhibit 4(d)1
LOUISIANA POWER & LIGHT COMPANY

TO

BANK OF MONTREAL TRUST COMPANY
(successor to The Chase Manhattan Bank (National Association))

AND

Z. GEORGE KLODNICKI
(successor to J. A. Payne)
As Trustees under Louisiana Power & Light
Company’s Mortgage and Deed of Trust,
dated as of April 1, 1944
__________________
Forty-second Supplemental Indenture
Providing among other things for
First Mortgage Bonds, Environmental Series A
(Forty-fifth Series)

Dated as of June 1, 1991

FORTY-SECOND SUPPLEMENTAL INDENTURE
INDENTURE, dated as of June 1, 1991, between LOUISIANA POWER & LIGHT COMPANY, a corporation of the State of Louisiana (successor by merger to LOUISIANA POWER & LIGHT COMPANY, a corporation of the State of Florida), whose post office address is 317 Baronne Street, New Orleans, Louisiana 70112 (hereinafter sometimes called the “Company”), and BANK OF MONTREAL TRUST COMPANY, a New York corporation (successor to THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION)), whose principal office is located at 77 Water Street, New York, New York 10005 (hereinafter sometimes called the “Corporate Trustee”), and Z. GEORGE KLODNICKI (successor to J. A. PAYNE), whose post office address is 87 Prospect Avenue, Westwood, New Jersey 07675 (said Z. GEORGE KLODNICKI being hereinafter sometimes called the “Co-Trustee” and the Corporate Trustee and the Co-Trustee being hereinafter together sometimes called the “Trustees”), as Trustees under the Mortgage and Deed of Trust, dated as of April 1, 1944 (hereinafter called the “Mortgage”), which Mortgage was executed and delivered by Louisiana Power & Light Company, a corporation of the State of Florida (hereinafter sometimes called the “Florida Company”), to secure the payment of bonds issued or to be issued under and in accordance with the provisions of the Mortgage, reference to which Mortgage is hereby made, this Indenture (hereinafter called the “Forty-second Supplemental Indenture”) being supplemental thereto;
WHEREAS, the Mortgage was recorded in various Parishes in the State of Louisiana, which Parishes are the same Parishes in which this Forty-second Supplemental Indenture is to be recorded; and
WHEREAS, by the Mortgage, the Florida Company covenanted that it would execute and deliver such supplemental indenture or indentures and such further instruments and do such further acts as might be necessary or proper to carry out more effectually the purposes of the Mortgage and to make subject to the lien of the Mortgage any property thereafter acquired and intended to be subject to the lien thereof; and
WHEREAS, the Florida Company executed and delivered the following supplemental indentures:        24

Designation	Dated as of
First Supplemental Indenture	March 1, 1948
Second Supplemental Indenture	November 1, 1950
Third Supplemental Indenture	September 1, 1953
Fourth Supplemental Indenture	October 1, 1954
Fifth Supplemental Indenture	January 1, 1957
Sixth Supplemental Indenture	April 1, 1960
Seventh Supplemental Indenture	June 1, 1964
Eighth Supplemental Indenture	March 1, 1966
Ninth Supplemental Indenture	February 1, 1967
Tenth Supplemental Indenture	September 1, 1967
Eleventh Supplemental Indenture	March 1, 1968
Twelfth Supplemental Indenture	June 1, 1969
Thirteenth Supplemental Indenture	December 1, 1969
Fourteenth Supplemental Indenture	November 1, 1970
Fifteenth Supplemental Indenture	April 1, 1971
Sixteenth Supplemental Indenture	January 1, 1972
Seventeenth Supplemental Indenture	November 1, 1972
Eighteenth Supplemental Indenture	June 1, 1973
Nineteenth Supplemental Indenture	March 1, 1974
Twentieth Supplemental Indenture	November 1, 1974

which supplemental indentures were recorded in various Parishes in the State of Louisiana; and
WHEREAS, the Florida Company was merged into the Company on February 28, 1975, and the Company thereupon executed and delivered a Twenty-first Supplemental Indenture, dated as of March 1, 1975, pursuant to which the Company, among other things, assumed and agreed duly and punctually to pay the principal of and interest on the bonds at the time issued and outstanding under the Mortgage, as then supplemented, in accordance with the provisions of said bonds and of any appurtenant coupons and of the Mortgage as so supplemented, and duly and punctually to observe, perform and fulfill all of the covenants and conditions of the Mortgage, as so supplemented, to be kept or performed by the Florida Company, and said Twenty-first Supplemental Indenture was recorded in various Parishes in the State of Louisiana; and
WHEREAS, the Company has succeeded to and has been substituted for the Florida Company under the Mortgage with the same effect as if it had been named as mortgagor corporation therein; and
WHEREAS, the Company executed and delivered the following supplemental indentures:

Designation	Dated as of
Twenty-second Supplemental Indenture	September 1, 1975
Twenty-third Supplemental Indenture	December 1, 1976
Twenty-fourth Supplemental Indenture	January 1, 1978
Twenty-fifth Supplemental Indenture	July 1, 1978
Twenty-sixth Supplemental Indenture	May 1, 1979
Twenty-seventh Supplemental Indenture	November 1, 1979
Twenty-eighth Supplemental Indenture	December 1, 1980
Twenty-ninth Supplemental Indenture	April 1, 1981
Thirtieth Supplemental Indenture	December 1, 1981
Thirty-first Supplemental Indenture	March 1, 1983
Thirty-second Supplemental Indenture	September 1, 1983
Thirty-third Supplemental Indenture	August 1, 1984
Thirty-fourth Supplemental Indenture	November 1, 1984
Thirty-fifth Supplemental Indenture	December 1, 1984
Thirty-sixth Supplemental Indenture	December 1, 1985
Thirty-seventh Supplemental Indenture	April 1, 1986
Thirty-eighth Supplemental Indenture	November 1, 1986
Thirty-ninth Supplemental Indenture	May 1, 1988
Fortieth Supplemental Indenture	December 1, 1988
Forty-first Supplemental Indenture	April 1, 1990

which supplemental indentures were recorded in various Parishes in the State of Louisiana; and
WHEREAS, in addition to the property described in the Mortgage, as supplemented, the Company has acquired certain other property, rights and interests in property; and
WHEREAS, the Florida Company or the Company has heretofore issued, in accordance with the provisions of the Mortgage, as supplemented, the following series of First Mortgage Bonds:

Series	Principal Amount Issued	Principal Amount Outstanding
3% Series due 1974	$17,000,000	None
3⅛% Series due 1978	$10,000,000	None
3% Series due 1980	$10,000,000	None
4% Series due 1983	$12,000,000	None
3⅛% Series due 1984	$18,000,000	None
4¾% Series due 1987	$20,000,000	None
5% Series due 1990	$20,000,000	None
4⅝% Series due 1994	$25,000,000	$25,000,000
5¾% Series due 1996	$35,000,000	$35,000,000
5⅝% Series due 1997	$16,000,000	$16,000,000
6½% Series due September 1, 1997	$18,000,000	$18,000,000
7⅛% Series due 1998	$35,000,000	$35,000,000
9⅜% Series due 1999	$25,000,000	$25,000,000
9⅜% Series due 2000	$20,000,000	$20,000,000
7⅞% Series due 2001	$25,000,000	$25,000,000
7½% Series due 2002	$25,000,000	$25,000,000
7½% Series due November 1, 2002	$25,000,000	$25,000,000
8% Series due 2003	$45,000,000	$36,500,000
8¾% Series due 2004	$45,000,000	$45,000,000
9½% Series due November 1, 1981	$50,000,000	None
9⅜% Series due September 1, 1983	$50,000,000	None
8¾% Series due December 1, 2006	$40,000,000	$40,000,000
9% Series due January 1, 1986	$75,000,000	None
10% Series due July 1, 2008	$60,000,000	$60,000,000
10⅞% Series due May 1, 1989	$45,000,000	None
13½% Series due November 1, 2009	$55,000,000	None
15¾% Series due December 1, 1988	$50,000,000	None
16% Series due April 1, 1991	$75,000,000	None
16¼% Series due December 1, 1991	$100,000,000	None
12% Series due March 1, 1993	$100,000,000	None
13¼% Series due March 1, 2013	$100,000,000	None
13% Series due September 1, 2013	$50,000,000	None
16% Series due August 1, 1994	$100,000,000	None
14¾% Series due November 1, 2014	$55,000,000	None
15¼% Series due December 1, 2014	$35,000,000	None
14% Series due December 1, 1992	$60,000,000	None
14¼% Series due December 1, 1995	$15,000,000	None
10½% Series due April 1, 1993	$200,000,000	$200,000,000
10⅜% Series due November 1, 2016	$280,000,000	$275,000,000
Series 1988A due September 30, 1988	$13,334,000	None
Series 1988B due September 30, 1988	$10,000,000	None
Series 1988C due September 30, 1988	$6,667,000	None
10.36% Series due December 1, 1995	$75,000,000	$75,000,000
10⅛% Series due April 1, 2020	$100,000,000	$95,000,000

which bonds are also hereinafter sometimes called bonds of the First through Forty-fourth Series, respectively; and
WHEREAS, Section 8 of the Mortgage provides that the form of each series of bonds (other than the First Series) issued thereunder and of the coupons to be attached to coupon bonds of such series shall be established by Resolution of the Board of Directors of the Company and that the form of such series, as established by said Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof, and may also contain such provisions not inconsistent with the provisions of the Mortgage as the Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and/or secured under the Mortgage; and
WHEREAS, Section 120 of the Mortgage provides, among other things, that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of the Mortgage, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted or to additional restrictions if already restricted, and the Company may enter into any further covenants, limitations or restrictions for the benefit of any one or more series of bonds issued thereunder, or the Company may cure any ambiguity contained therein, or in any supplemental indenture, or may establish the terms and provisions of any series of bonds (other than the First Series) by an instrument in writing executed and acknowledged by the Company in such manner as would be necessary to entitle a conveyance of real estate to record in all of the states in which any property at the time subject to the lien of the Mortgage shall be situated; and
WHEREAS, the Company now desires to create a new series of bonds and to add to its covenants and agreements contained in the Mortgage, as heretofore supplemented, certain other covenants and agreements to be observed by it and to alter and amend in certain respects the covenants and provisions contained in the Mortgage, as heretofore supplemented; and
WHEREAS, the execution and delivery by the Company of this Forty-second Supplemental Indenture, and the terms of the bonds of the Forty-fifth Series, hereinafter referred to, have been duly authorized by the Board of Directors of the Company by appropriate Resolutions of said Board of Directors;
NOW, THEREFORE, THIS INDENTURE WITNESSETH:
That the Company, in consideration of the premises and of One Dollar to it duly paid by the Trustees at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in further evidence of assurance of the estate, title and rights of the Trustees and in order further to secure the payment both of the principal of and interest and premium, if any, on the bonds from time to time issued under the Mortgage, according to their tenor and effect and the performance of all the provisions of the Mortgage (including any instruments supplemental thereto and any modification made as in the Mortgage provided) and of said bonds, hereby grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, hypothecates, affects, pledges, sets over and confirms (subject, however, to Excepted Encumbrances as defined in Section 6 of the Mortgage) unto Z. George Klodnicki and (to the extent of its legal capacity to hold the same for the purposes hereof) to Bank of Montreal Trust Company, as Trustees under the Mortgage, and to their successor or successors in said trust, and to said Trustees and their successors and assigns forever, all of the property now owned by the Company and specifically described in the Mortgage, as supplemented, and all the following described properties of the Company, whether now owned or hereafter acquired, namely:

PARAGRAPH ONE
The Electric Generating Plants, Plant Sites and Stations of the Company, including all electric works, power houses, buildings, pipe lines and structures owned by the Company and all land of the Company on which the same are situated and all of the Company’s lands, together with the buildings and improvements thereon, and all rights, ways, servitudes, prescriptions, and easements, rights-of-way, permits, privileges, licenses, poles, wires, machinery, implements, equipment and appurtenances, forming a part of said plants, sites or stations, or any of them, or used or enjoyed, or capable of being used or enjoyed in conjunction with any of said power plants, sites, stations, lands and property.
PARAGRAPH TWO
The Electric Substations, Switching Stations, Microwave installations and UHF-VHF installations of the Company, and the Sites therefor, including all buildings, structures, towers, poles, all equipment, appliances and devices for transforming, converting, switching, transmitting and distributing electric energy, and for communications, and the lands of the Company on which the same are situated, and all of the Company’s lands, rights, ways, servitudes, prescriptions, easements, rights-of-way, machinery, equipment, appliances, devices, licenses and appurtenances forming a part of said substations, switching stations, microwave installations or UHF-VHF installations, or any of them, or used or enjoyed or capable of being used or enjoyed in conjunction with any of them, including all the Company’s right, title and interest in and to the following property situated in the State of Louisiana:
IBERVILLE PARISH
(1)Additions, improvements and replacements to the Evergreen 230/34.5 KV Substation, located approximately 3.5 miles southeasterly of Plaquemine in Iberville Parish, situated on/and that certain tract or parcel of land particularly described in Paragraph Two, Sub-Paragraph (5) of the Thirteenth Supplemental Indenture.

JEFFERSON PARISH
(2)The Estelle 230/13.8 KV Substation, located on a site fronting on Louisiana State Highway No. 45 approximately 5 miles southerly of the intersection of said Louisiana State Highway No. 45 with Louisiana State Highway No. 90, at or near Marrero in Jefferson Parish, situated on/and that certain tract or parcel of land particularly described in Paragraph Three, Sub-Paragraph (2) of the Sixteenth Supplemental Indenture.

(3)Additions, improvements and replacements to the Paris 230X115/13.8 KV Substation, located in an area bounded by Paris Avenue, Carrollton Avenue, Cedar Street and the west line of Metairieville Subdivision in Jefferson Parish, situated on/and that certain tract or parcel of land particularly described in Paragraph Three, Sub-Paragraph (2) of the Eighth Supplemental Indenture.

(4)The Southport 230 KV Switching Station, located on a site fronting on the River Road at Dakin Street one block from the west Orleans Parish boundary line in Jefferson Parish, situated on/and those certain tracts or parcels of land particularly described in Paragraph Three, Sub-Paragraphs (4), (5), (6), (7), (8), (9), (10), (11), (12), and (13) of the Fortieth Supplemental Indenture and in Paragraph Three, Sub-Paragraphs (2) and (3) of the Forty-first Supplemental Indenture.

LAFOURCHE PARISH
(5)Additions, improvements and replacements to the Raceland 230/115/34.5X13.8 KV Substation, located approximately one mile northeasterly of Raceland in Lafourche Parish, situated on/and those certain tracts or parcels of land particularly described in Paragraph Two, Sub-Paragraph (3) of the Eighteenth Supplemental Indenture, in Paragraph Two, Sub-Paragraph (14) of the Fourteenth Supplemental Indenture, and in Paragraph Three, Sub-Paragraph (19) of the Second Supplemental Indenture.

(6)Additions, improvements and replacements to the Thibodaux Substation, which is now the Thibodaux 230/34.5/13.8 KV Substation, located just northerly of Thibodaux in Lafourche Parish, situated on/and that certain tract or parcel of land particularly described in Paragraph Two, Sub-Paragraph (28) of the Fifth Supplemental Indenture.

(7)Additions, improvements and replacements to the Valentine Substation, which is now the Valentine 230X115/34.5 KV Substation, located approximately 4 miles southeasterly of Lockport in Lafourche Parish, situated on/and that certain tract or parcel of land particularly described in Paragraph Two, Sub-Paragraph (29) of the Fifth Supplemental Indenture.

ST. JAMES PARISH
(8)Additions, improvements and replacements to the Welcome 230/34.5/13.8 KV Substation, located approximately 8 miles northwesterly of St. James in St. James Parish, situated on/and those certain tracts or parcels of land particularly described in Paragraph Two, Sub-Paragraph (23) of the Thirteenth Supplemental Indenture, and on/and that certain tract or parcel of land particularly described as follows:

A certain tract or portion of land situated in the Parish of St. James, State of Louisiana, on the right descending side of the Mississippi River, located in Sections 46 and 47, Township 11 South, Range 15 East and which is more fully and specifically described in accordance with a certain plan of survey prepared by Charles M. Camp, Registered Land Surveyor in the State of Louisiana, Reg. No. 339, and a member of T. Baker Smith & Son, Inc., dated April 27, 1990 and entitled “MAP SHOWING 0.976 ACRE ADDITION TO LOUISIANA POWER & LIGHT ‘WELCOME’ SUBSTATION SITE LOCATED WITHIN SECTION 46 & 47, T11S-R15E ST. JAMES PARISH, LOUISIANA,” as follows:
Commencing at a 3 inch concrete monument at the intersection of the westerly right of way line of Louisiana State Highway 18 with the line common to Sections 45 and 46, Township 11 South, Range 15 East, St. James Parish, Louisiana, and from said point proceed South 52 degrees 05 minutes 41 seconds West along the common section line a distance of 3,442.61 feet to a point; thence measure South 37 degrees 54 minutes 19 seconds East a distance of 347.00 feet to the POINT OF BEGINNING;
Thence from the said POINT OF BEGINNING measure South 37 degrees 54 minutes 19 seconds East a distance of 425.00 feet to a point; thence measure South 52 degrees 05 minutes 41 seconds West a distance of 100.00 feet to a point; thence measure North 37 degrees 54 minutes 19 seconds West a distance of 425.00 feet to a point; thence measure North 52 degrees 05 minutes 41 seconds East a distance of 100.00 feet to the said POINT OF BEGINNING; containing 0.976 acre.
Being the same property acquired by the Company from Freeport-McMoRan Resource Partners, Limited Partnership, a limited partnership organized under the laws of the State of Delaware,

by deed executed by the vendor on December 31, 1990 and by the Company on January 9, 1991, recorded in Conveyance Book 309, Folio 273 of the records of St. James Parish.
TANGIPAHOA PARISH
(9)The Chickenfarm 115/13.8 KV Substation, located on a site fronting on Louisiana State Highway No. 16 approximately 9 miles east of the City of Amite in Tangipahoa Parish, situated on/and that certain tract or parcel of land particularly described in Paragraph Three, Sub-Paragraph (4) of the Forty-first Supplemental Indenture.

PARAGRAPH THREE
All and Singular the Miscellaneous Lands and Real Estate or Rights and Interests Therein of the Company now owned, or, subject to the provisions of Section 87 of the Mortgage, hereafter acquired during the existence of this trust, including the following property situated in the State of Louisiana, described as:
EAST CARROLL PARISH
(10)A certain tract or parcel of land situated in the Parish of East Carroll, specifically described as follows:

The easterly ninety (90’) feet of Lots 12 and 13 of Block 9 of the Town of Lake Providence (formerly the Town of Providence), as per plat thereof duly filed for record in Notarial Book V, page 738 of the records of East Carroll Parish, Louisiana; according to a plat of said property prepared by Henry M. Messinger, Registered Land Surveyor, dated November, 1963, a copy of which is attached to a servitude of driveway dated December 29, 1970 and recorded in Conveyance Book 81, page 838, said property is shown thereon as “Tract A”, and forms the corner of Scarbrough Street and Morgan Street in the Town of Lake Providence, and fronts fifty-nine and 75/100 (59.75’) feet along the west side of Scarbrough Street by a depth and distance of ninety (90’) feet, one of which is the north side of Morgan Street, to a rear measurement of sixty and 4/10 (60.4’) feet.
Being the same property acquired by the Company from Resolution Trust Corporation as Receiver for Republic Bank for Savings, F.A. by deed executed by the vendor on December 28, 1990 and by the Company on December 12, 1990, recorded in Conveyance Book 130, Folio 222 of the records of East Carroll Parish.
JEFFERSON PARISH
(11)A certain tract or parcel of land situated in the Parish of Jefferson, specifically described as follows:

A certain piece or parcel of land, together with all the buildings and improvements thereon, and all the rights, ways, privileges, servitudes, appurtenances, advantages and prescriptions, both liberative and acquisitive, thereunto belonging or in anywise appertaining, located in the Parish of Jefferson, State of Louisiana, consisting of portions of former Lot or Block 12 of Section “D”, Elmwood Subdivision, as shown on a plan of subdivision of said Section “D” of Elmwood Subdivision by F. B. Grevemberg, C.E., dated April 30, 1931, copies of which are filed in the Office of the Clerk of Court for the Parish of Jefferson in Book of Plans, Volume 14, page 16, and attached to an Act of Sale passed before Henry G. Huckabee, Notary Public, on December 27, 1935; which said piece or parcel of land is a part of Plot 12-B shown on a plan of resubdivision by Alvin E. Hotard, C.E., dated

November 22, 1964, a copy of which is attached to the Ordinance hereinafter referred to, which said plan of resubdivision was approved by the Jefferson Parish Council on January 28, 1965, per Ordinance No. 6976, a certified true copy of which said Ordinance was filed in the Conveyance Records of Jefferson Parish, Louisiana, on February 12, 1965, as Entry No. 318073, and recorded in Conveyance Book 608, Folio 266 of said records; and which said piece or parcel of land is designated as Lot 12-B on a plan of resubdivision by J. J. Krebs, C.E., of J. J. Krebs & Sons, Inc., dated February 12, 1976, a copy of which is attached to the Ordinance hereinafter referred to, which said plan or resubdivision was approved by the Jefferson Parish Council on May 13, 1976, per Ordinance No. 12390, a certified true copy of which said Ordinance was filed in the Conveyance Records of Jefferson Parish, Louisiana, on June 9, 1976 as Entry No. 723141, and recorded in Conveyance Book 864, Folio 295 of said records; and in accordance with plan of survey by J. F. Ruello, Registered Land Surveyor, Reg. No. 4508, dated December 20, 1989, is more fully and particularly located and described as follows, to-wit:
Commencing at the intersection of the west right of way line for Behrman Highway and the south boundary of Lot 14-B in Section “D” of Elmwood Subdivision as shown on the aforesaid Krebs plan of resubdivision located in Jefferson Parish, Louisiana; said point of intersection being 687.12 feet from the intersection of said Behrman Highway and the south line of Peters Street; thence along the south boundary of said Lot 14-B on a bearing of North 86 degrees 19 minutes 35 seconds West a distance of 416.00 feet to the POINT OF BEGINNING; thence from the said point of beginning continue along the south boundary of said Lot 14-B on a bearing of North 86 degrees 19 minutes 35 seconds West a distance of 131.25 feet to a point on the east right of way line of Alto Street; thence measure along the said right of way line of Alto Street on a bearing of South 03 degrees 40 minutes 25 seconds West a distance of 290.52 feet to a point on the north right of way line of Industry Street; thence measure along the said north right of way line of Industry Street on a bearing of South 48 degrees 59 minutes 35 seconds East a distance of 165.07 feet to a point; thence measure on a bearing of North 03 degrees 40 minutes 25 seconds East a distance of 390.61 feet to the POINT OF BEGINNING.
Being the same property acquired by the Company from Manson Realty Company, Inc. by deed dated March 20, 1990, recorded in Conveyance Book 2306, Folio 327 of the records of Jefferson Parish.
LAFOURCHE PARISH
(12)A certain tract or parcel of land situated in the Parish of Lafourche, specifically described as follows:

A certain tract or portion of ground, together with all the buildings and improvements thereon, and all the rights, ways, privileges, prescriptions, servitudes, appurtenances and advantages thereunto belonging or in anywise appertaining, located in the Parish of Lafourche, State of Louisiana, in Section 97, Township 17 South, Range 20 East, in Ludevine Plantation, on the left descending bank of Bayou Lafourche, which said tract or portion of ground contains 0.951 acres and is more fully and specifically described in accordance with plan of survey prepared by Charles M. Camp, Registered Land Surveyor, La. Reg. No. 339, dated January 30, 1990 and attached to an Act of Cash Sale of Real Property dated July 23, 1990, by Ethel Walther, widow of Oscar T. Mire, et al., to Rebus Realty Co., Inc., registered in Conveyance Book 1087, Folio 638 of the records of Lafourche Parish, as follows, to-wit;

Commencing at the lower front corner or southeasterly corner of said Section 97, Township 17 South, Range 20 East, which point is designated by the letter A on the plan of survey by J. C. Lovell, Surveyor, dated February 8, 1956, which is attached to the instrument of sale from Peltier Realty Company, Inc., et al. to Louisiana Power & Light Company, dated May 17, 1956, and recorded in the Conveyance records of Lafourche Parish under Entry No. 139879, thence running in a northwesterly direction along the southerly section line of said Section 97, which southerly section line is also a Government Traverse line, on a bearing of North 77 degrees 37 minutes West, for a distance of 1172.82 feet to a point designated by the letter B on the aforesaid plan of survey; thence continuing along said southerly section line or Government Traverse line in a northwesterly direction, on a bearing of North 70 degrees 30 minutes West, for a distance of 107.2 feet to a point designated by the letter C on the aforesaid plan of survey (said point C being also reached by commencing at the intersection of the westerly property line of Ludevine Plantation with said southerly section line or Government Traverse line, said point of intersection being designated by the letter X on the aforesaid plan of survey and running thence, in a southeasterly direction, along said section line or Government Traverse line, on a bearing of South 62 degrees 45 minutes East for a distance of 325 feet to a point designated by the letter Y on the aforesaid plan of survey, thence continuing in a southeasterly direction along said southerly section line or Government Traverse line, on a bearing of South 70 degrees 30 minutes East, for a distance of 338 feet to said point C as shown on the aforesaid plan of survey); thence running in a northeasterly direction, on a bearing of North 13 degrees 00 minutes East, for a distance of 111.37 feet, across and to the northerly margin of the Right of Way of Louisiana State Highway No. 308 (formerly No. 77), which point is designated as the POINT OF BEGINNING; thence from said POINT OF BEGINNING measure North 71 degrees 50 minutes West for a distance of 100.00 feet to a point; thence measure North 13 degrees 00 minutes East for a distance of 416.00 feet to a point; thence measure South 71 degrees 50 minutes East for a distance of 100.00 feet to a point, also being common with the northwest corner of the existing Louisiana Power & Light Company Substation [site] and being designated by the letter E on the J. C. Lovell plan of survey mentioned above; thence on and along the west property line of the existing Louisiana Power & Light Company Substation [site] measure South 13 degrees 00 minutes West for a distance of 416.00 feet to the POINT OF BEGINNING.
Being the same property acquired by Rebus Realty Co., Inc. (subject to a reservation of all oil, gas or other minerals in or under the land but with the use of the land protected against mineral development) from Ethel Walther, widow of Oscar T. Mire, et al., by Act of Cash Sale of Real Property, acknowledged with respect to the vendors of said property before Eugene G. Taggart, Notary Public, on July 23, 1990, and acknowledged by the purchaser of said property before Bartholomew P. Sullivan, Jr., on July 23, 1990, registered in Conveyance Book 1087, Folio 638 of the records of Lafourche Parish, and acquired by the Company from Rebus Realty Co., Inc. by Counterletter acknowledged before Bartholomew P. Sullivan, Jr., Notary Public, on July 23, 1990, registered in Conveyance Book 1105, Folio 615 of the records of Lafourche Parish.
WASHINGTON PARISH
(13)A certain tract or parcel of land situated in the Parish of Washington, specifically described as follows:

A CERTAIN LOT OR PARCEL OF GROUND located in the City of Bogalusa, Parish of Washington, State of Louisiana, Section 15, Township 3 South, Range 13 East, St. Helena Meridian, being bounded by Brazos Street on the North, Ontario Avenue on the South, James Street on the East and Rio Grand Street (Louisiana Highway 10) on the West, and fronting on the said Rio Grand Street a distance of 225.00 feet and on the said Brazos Street a distance of 579.64 feet, which said lot or parcel of ground is more specifically and fully described in accordance with survey of BFM Corporation prepared by R. P. Fontouberta, Jr., Registered Professional Land Surveyor, Louisiana Reg. No. 4329 and dated December 14, 1990, revised December 19, 1990 and February 1, 1991, as follows, to-wit:
Commencing at the intersection of the easterly right of way line of Rio Grand Street and the southerly right of way line of Brazos Street, which said point of intersection is marked by a one-half inch iron pipe; thence from said POINT OF BEGINNING: measure South 89 degrees, 55 minutes, 00 seconds East, along the southerly right of way line of Brazos Street, for a distance of 579.64 feet to a point marked by a one-half inch iron pipe; thence measure North 89 degrees, 55 minutes 00 seconds West, for a distance of 579.64 feet to a point on the easterly right of way line of the said Rio Grand Street marked by a one-half inch iron pipe; thence measure North 00 degrees, 05 minutes, 00 seconds East, along the easterly right of way line of the said Rio Grand Street, for a distance of 225 feet to the POINT OF BEGINNING; containing 2.994 acres of land.
Being the same property acquired by the Company from John B. Bunch, Jr. by deed executed by the vendor on February 8, 1991, and by the Company on February 15, 1991, recorded in Conveyance Book 411, Folio 167 of the records of Washington Parish.
PARAGRAPH FOUR
The Electric Transmission Lines of the Company, including the structures, towers, poles, wires, cables, switch racks, conductors, transformers, pole type substations, insulators and all appliances, devices and equipment used or useful in connection with said transmission lines and systems, and all other property, real, personal or mixed, forming a part thereof or appertaining thereto, together with all rights-of-way, easements, prescriptions, servitudes, permits, privileges, licenses, consents, immunities and rights for or relating to the construction, maintenance or operation thereof, through, over, under or upon any public streets or highways or other lands, public or private, including all of the Company’s right, title and interest in and to the following property situated in the State of Louisiana, to wit:
(1)Additions, improvements and replacements to the Mississippi State Line-Amite 115 KV Transmission Line in Tangipahoa Parish (formerly designated as the Amite-Mississippi State Line (Osyka) 115 KV Transmission Line), described in Paragraph Four, Sub-Paragraph (2) of the Eighth Supplemental Indenture, said additions, improvements and replacements including replacement of two wood structures with steel poles in that portion of said transmission line located approximately 5.5 miles north of Amite in Tangipahoa Parish.

(2)Additions, improvements and replacements to the Little Gypsy-Destrehan-Orleans (ICRR) 230 KV Transmission Line in St. Charles and Jefferson Parishes (consisting of the transmission lines formerly designated as the Little Gypsy-Destrehan 230 KV Transmission Line, described in Paragraph Four, Sub-Paragraph (9) of the Tenth Supplemental Indenture and in Paragraph Four, Sub-Paragraph (1) of the Twenty-fourth Supplemental Indenture; as the Destrehan-Kenner 230 KV Transmission Line, described in Paragraph Four, Sub-Paragraph (5) of the Tenth Supplemental Indenture; and as the Kenner-New Orleans 230 KV Transmission Line, described in Paragraph Four, Sub-Paragraph (9) of the Thirteenth Supplemental Indenture) described in Paragraph Four, Sub-Paragraph (1) of the Thirty-sixth Supplemental Indenture and in Paragraph Four, Sub-Paragraph (6) of the Fortieth Supplemental Indenture, said additions, improvements and replacements including the reconductoring and re-routing of a portion of said transmission line of approximately 500 feet from the corner of Addison and Dakin Streets to the Southport Switching Station, located at the corner of River Road and Dakin Street in Jefferson Parish.

(3)Additions, improvements and replacements to the Little Gypsy-Snake Farm-Orleans (Airline) 230 KV Transmission Line in Jefferson and St. Charles Parishes (formerly designated as the Little Gypsy-Snake Farm 230 KV Transmission Line), described in Paragraph Four, Sub-Paragraph (10) of the Tenth Supplemental Indenture and in Paragraph Four, Sub-Paragraph (1) of the Twenty-fifth Supplemental Indenture, said additions, improvements and replacements including re-routing of said line in a westerly direction for a distance of approximately .50 miles and then in a southwesterly direction for approximately 2 miles, forming a loop and then connecting to said transmission line in St. Charles Parish at a point located approximately 2 miles southwest of the Kenner 115/13.8 KV Substation, located at or near Kenner in Jefferson Parish.

(4)The Ninemile-Southport E/B 230 KV Transmission Line in Jefferson Parish. This double circuit, shielded, part steel pole, part steel tower transmission line begins at the Southport 230 KV Switching Station, located at the corner of Dakin Street and the River Road, approximately .50 miles westerly of the Orleans-Jefferson Parish Line, and extends in a generally southerly direction for a distance of approximately .40 miles to a point midstream in the Mississippi River.

(5)The Ninemile-Southport W/B 230 KV Transmission Line in Jefferson Parish. This double circuit, shielded, part steel pole, part steel tower transmission line begins at the Ninemile 230 KV Switching Station, located at Ninemile Point, and extends in a generally northerly direction for a distance of approximately 1 mile to a point midstream in the Mississippi River.

(6)Additions, improvements and replacements to the Winnfield-Hodge 115 KV Transmission Line in Winn and Jackson Parishes, described in Paragraph Five, Sub-Paragraph (13) of the Mortgage and in Paragraph Four, Sub-Paragraph (45) of the Eighth Supplemental Indenture, said additions, improvements and replacements including the rebuilding of said transmission line with double circuit, shielded, steel pole construction.

PARAGRAPH FIVE
The Electric Submarine Cables of the Company, including the wires, cables, switch racks, conductors, conduits, transformers, substations, insulators and all appliances, devices and equipment used or useful in connection with said submarine cables, and all other property, real, personal or mixed, forming a part thereof or appertaining thereto, together with all rights-of-way, easements, prescriptions, servitudes, permits, privileges, licenses, consents, immunities and rights for or relating to the construction, maintenance or operation thereof.
And also all extensions, replacements, branches, taps, developments and improvements of said submarine cables, or any of them, and all other submarine cables owned by the Company wherever situated, whether now owned or hereafter acquired and/or constructed, as well as all of the Company’s rights-of-way, easements, permits, privileges, licenses, consents, immunities and rights for or relating to the construction, maintenance or operation thereof, subject, however, to the provisions of Section 87 of the Mortgage.
PARAGRAPH SIX
The Electric Distribution Lines and Systems of the Company, including the structures, towers, poles, wires, insulators and appurtenances, appliances, conductors, conduits, cables, transformers, meters, regulator stations and regulators, accessories, devices and equipment and all of the Company’s other property, real, personal or mixed, forming a part of or used, occupied or enjoyed in connection with or in anywise appertaining to said distribution lines and systems, together with all of the Company’s rights-of-way, easements, permits, prescriptions, privileges, municipal or other franchises, licenses, consents, immunities and rights for or relating to the construction, maintenance or operation thereof, through, over, under, or upon any public streets or highways, public or private lands, including all additions, improvements or replacements to all of the distribution systems located in the municipalities and parishes set forth in the Mortgage and in the First through Forty-first Supplemental Indentures.
And also all branches, extensions, improvements and developments of or appertaining to or connected with said distribution lines, systems or any of them, and all other distribution systems of the Company and parts and portions thereof, wherever situated, whether connected or not connected with any of the foregoing systems and whether now owned or hereafter acquired, as well as all of the Company’s rights-of-way, easements, privileges, prescriptions, permits, municipal or other franchises, consents and rights for or relating to the construction, maintenance or operation thereof or any part or portion thereof, through, over, under or upon any public streets or highways or public or private lands, whether now owned or hereafter acquired, subject, however, to the provisions of Section 87 of the Mortgage.
PARAGRAPH SEVEN
The certain franchises, privileges, permits, grants and consents for the construction, operation and maintenance of electric systems in, on and under streets, alleys, highways, roads, and public grounds, areas and rights-of-way, and/or for the supply and sale of electricity, and all rights incident thereto, which were granted by the governing bodies of the respective municipalities, parishes and public authorities in the State of Louisiana, including, in addition to those described in the Mortgage and in the First through Forty-first Supplemental Indentures, those which are shown together with the expiration dates thereof in the following schedule:
MUNICIPAL ELECTRIC FRANCHISES

Municipality	Parishes	Expiration
Junction City	Union and Claiborne	January 2, 2015

Also all other franchises, privileges, permits, grants and consents owned or hereafter acquired by the Company for the construction, operation and maintenance of electric systems in, on or under streets, alleys, highways, roads, and public grounds, areas and rights-of-way and/or for the supply and sale of electricity and all rights incident thereto, subject, however, to the provisions of Section 87 of the Mortgage.
All other property, real, personal and mixed, acquired by the Company after the date of the execution and delivery of the Mortgage, in addition to property covered by the First through Forty-first Supplemental Indentures (except any herein or in the Mortgage or in said Supplemental Indentures expressly excepted), now owned or, subject to the provisions of Section 87 of the Mortgage, hereafter acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in this Forty-second Supplemental Indenture) all lands, power sites, flowage rights, water rights, water locations, water appropriations, ditches, flumes, reservoirs, reservoir sites, canals, raceways, dams, dam sites, aqueducts and all other rights or means for appropriating, conveying, storing and supplying water; all rights-of-way and roads; all plants for the generation of electricity by steam, water and/or other power; all power houses, gas plants, street lighting systems, standards and other equipment incidental thereto, telephone, radio and television systems, air-

conditioning systems and equipment incidental thereto, water works, water systems, steam heat and hot water plants, substations, lines, service and supply systems, bridges, culverts, tracks, ice or refrigeration plants and equipment, offices, buildings and other structures and the equipment thereof; all machinery, engines, boilers, dynamos, electric, gas and other machines, regulators, meters, transformers, generators, motors, electrical, gas and mechanical appliances, conduits, cables, water, steam heat, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, wires, cables, tools, implements, apparatus, furniture and chattels; all municipal and other franchises, consents, or permits; all lines for the transmission and distribution of electric current, gas, steam heat or water for any purpose, including towers, poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith; all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights-of-way and other rights in or relating to real estate or the occupancy of the same and (except as herein or in the Mortgage, as heretofore supplemented, expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore or in the Mortgage, as heretofore supplemented, described.
TOGETHER WITH all and singular the tenements, hereditaments, prescriptions, servitudes and appurtenances belonging or in any wise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 57 of the Mortgage) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.
IT IS HEREBY AGREED by the Company that, subject to the provisions of Section 87 of the Mortgage, all the property, rights and franchises acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) after the date hereof (except any herein or in the Mortgage, as heretofore supplemented, expressly excepted), shall be and are as fully granted and conveyed hereby and as fully embraced within the lien hereof and the lien of the Mortgage, as if such property, rights and franchises were now owned by the Company and were specifically described herein and conveyed hereby.
PROVIDED THAT the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed hereunder and are hereby expressly excepted from the lien and operation of this Forty-second Supplemental Indenture and from the lien and operation of the Mortgage, namely: (1) cash, shares of stock, bonds, notes and other obligations and other securities not hereafter specifically pledged, paid, deposited, delivered or held under the Mortgage or covenanted so to be; (2) merchandise, equipment, materials or supplies held for the purpose of sale in the usual course of business and fuel, oil and similar materials and supplies consumable in the operation of any properties of the Company; rolling stock, buses, motor coaches, automobiles and other vehicles and all aircraft; (3) bills, notes and accounts receivable, judgments, demands and choses in action, and all contracts, leases and operating agreements not specifically pledged under the Mortgage or covenanted so to be; (4) the last day of the term of any lease or leasehold which may hereafter become subject to the lien of the Mortgage; (5) electric energy, gas, ice, and other materials or products generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course of its business; all timber, minerals, mineral rights and royalties; (6) the Company’s franchise to be a corporation; and (7) any property heretofore released pursuant to any provisions of the Mortgage and not heretofore disposed of by the Company; provided, however, that the property and rights expressly excepted from the lien and operation of the Mortgage in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that either or both of the Trustees or their successor or successors in said trust or a receiver or trustee shall enter upon and take possession of the

Mortgaged and Pledged Property in the manner provided in Article XIII of the Mortgage by reason of the occurrence of a Default as defined in Section 65 thereof.
TO HAVE AND TO HOLD ALL such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed by the Company as aforesaid, or intended so to be, unto Z. George Klodnicki and (to the extent of its legal capacity to hold the same for the purposes hereof) to Bank of Montreal Trust Company, as Trustees, and their successors and assigns forever.
IN TRUST NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as are set forth in the Mortgage, as supplemented, this Forty-second Supplemental Indenture being supplemental thereto.
AND IT IS HEREBY COVENANTED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Mortgage, as supplemented, shall affect and apply to the property hereinbefore described and conveyed and to the estate, rights, obligations and duties of the Company and the Trustees and the beneficiaries of the trust with respect to said property, and to the Trustees and their successors as Trustees of said property in the same manner and with the same effect as if said property had been owned by the Company at the time of the execution of the Mortgage, and had been specifically and at length described in and conveyed to said Trustees by the Mortgage as a part of the property therein stated to be conveyed.
The Company further covenants and agrees to and with the Trustees and their successor or successors in said trust under the Mortgage as follows:

ARTICLE I

FORTY-FIFTH SERIES OF BONDS

Section 1.There shall be a series of bonds designated “Environmental Series A” (herein sometimes called the “Forty-fifth Series”), each of which shall also bear the descriptive title “First Mortgage Bond”, and the form thereof, which shall be established by Resolution of the Board of Directors of the Company, shall contain suitable provisions with respect to the matters hereinafter in this Section specified. Bonds of the Forty-fifth Series (which shall be initially issued in the aggregate principal amount of $52,500,000) shall mature on June 1, 2021, shall be issued as fully registered bonds in the denomination of One Thousand Dollars and such other denominations as the officers of the Company shall determine to issue (such determination to be evidenced by the execution and delivery thereof), shall be dated as in Section 10 of the Mortgage provided, and the principal of, and, to the extent permitted by the Mortgage, interest on any overdue principal of, each said bond shall be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts.

(I)The bonds of the Forty-fifth Series shall be issued and delivered to, and registered in the name of, the trustee under the Trust Indenture, dated as of June 1, 1991 (hereinafter called the “St. Charles Indenture”), of the Parish of St. Charles, Louisiana (hereinafter called the “Parish”), relating to its 7½% Pollution Control Revenue Bonds (Louisiana Power & Light Company Project) Series 1991 (hereinafter called the “St. Charles Bonds”), in order to evidence in part the Company’s obligation to make certain purchase price payments under the Installment Sale Agreement, dated as of June 1, 1991, between the Parish and the Company.

The obligation of the Company to make any payment of principal of the bonds of the Forty-fifth Series, whether at maturity, upon redemption or otherwise, shall be reduced by the amount of any reduction under the St. Charles Indenture of the amount of the corresponding payment required to be made by the Parish thereunder in respect of the principal of the St. Charles Bonds. The Corporate Trustee may conclusively presume that the obligation of the Company to pay the principal of the bonds of the Forty-fifth Series as the same shall become due and payable shall have been fully satisfied and discharged unless and until it shall have received a written notice from the trustee under the St. Charles Indenture, signed by its President, a Vice President or a Trust Officer, stating that the corresponding payment of principal of the St. Charles Bonds has become due and payable and has not been fully paid and specifying the amount of funds required to make such payment.
(II)In the event that the St. Charles Bonds outstanding under the St. Charles Indenture shall become immediately due and payable pursuant to Section 10.2 of the St. Charles Indenture, upon the occurrence of an Event of Default under Section 10.1 (a) or (b) of the St. Charles Indenture, all bonds of the Forty-fifth Series then outstanding shall be redeemed by the Company, on the date such St. Charles Bonds shall have become immediately due and payable, at the principal amount of the bonds of the Forty-fifth Series.

In the event that any St. Charles Bonds are to be redeemed pursuant to Section 3.1 (b) of the St. Charles Indenture, bonds of the Forty-fifth Series, in a principal amount equal, as nearly as practicable, to the sum of (i) the principal amount of such St. Charles Bonds and (ii) eight-twelfths (8/12) of the annual interest due on such St. Charles Bonds, shall be redeemed by the Company, on the date fixed for such redemption of St. Charles Bonds, at the principal amount thereof.
The Corporate Trustee may conclusively presume that no redemption of bonds of the Forty-fifth Series is required pursuant to this subsection (II) unless and until it shall have received a written notice (which may be a facsimile followed by a hard copy) from the trustee under the St. Charles Indenture, signed by its President, a Vice President or a Trust Officer, stating that the St. Charles Bonds have become immediately due and payable pursuant to Section 10.2 of the St. Charles Indenture, upon the occurrence of an Event of Default under Section 10.1 (a) or (b) of the St. Charles Indenture, or St. Charles Bonds are to be redeemed pursuant to Section 3.1 (b) of the St. Charles Indenture and specifying the principal amount thereof, as the case may be. Said notice shall also contain a waiver of notice of such redemption by the trustee under the St. Charles Indenture, as the holder of all the bonds of the Forty-fifth Series then outstanding.
(III)The Company hereby waives its right to have any notice of any redemption pursuant to subsection (II) of this Section 1 state that such notice is subject to the receipt of the redemption moneys by the Corporate Trustee before the date fixed for redemption. Notwithstanding the provisions of Section 52 of the Mortgage, any such notice under such subsection shall not be conditional.

(IV)At the option of the registered owner, any bonds of the Forty-fifth Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, together with a written instrument of transfer wherever required by the Company, duly executed by the registered owner or by his duly authorized attorney, shall (subject to the provisions of Section 12 of the Mortgage) be exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations.

Bonds of the Forty-fifth Series shall not be transferable except to any successor trustee under the St. Charles Indenture, any such transfer to be made (subject to the provisions of Section 12 of the Mortgage) at the office or agency of the Company in the Borough of Manhattan, The City of New York.
The Company hereby waives any right to make a charge for any exchange or transfer of bonds of the Forty-fifth Series.
(V)The bonds of the Forty-fifth Series may bear such legends as may be necessary to comply with any law or with any rules or regulations made pursuant thereto or with the rules or regulations of any stock exchange or to conform to usage with respect thereto.

ARTICLE II

MISCELLANEOUS PROVISIONS

Section 2.Subject to any amendments provided for in this Forty-second Supplemental Indenture, the terms defined in the Mortgage, as heretofore supplemented, shall, for all purposes of this Forty-second Supplemental Indenture, have the meanings specified in the Mortgage, as heretofore supplemented.

Section 3.The Trustees hereby accept the trusts herein declared, provided, created or supplemented and agree to perform the same upon the terms and conditions herein and in the Mortgage, as heretofore amended, set forth and upon the following terms and conditions:

The Trustees shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Forty-second Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general, each and every term and condition contained in Article XVII of the Mortgage, as heretofore amended, shall apply to and form part of this Forty-second Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Forty-second Supplemental Indenture.
Section 4.Whenever in this Forty-second Supplemental Indenture either of the parties hereto is named or referred to, this shall, subject to the provisions of Articles XVI and XVII of the Mortgage, as heretofore amended, be deemed to include the successors and assigns of such party, and all covenants and agreements in this Forty-second Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustees, or either of them, shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

Section 5.Nothing in this Forty-second Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or give to, any person, firm or corporation, other than the parties hereto and the holders of the bonds and coupons Outstanding under the Mortgage, any right, remedy or claim under or by reason of this Forty-second Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Forty-second Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the bonds and coupons Outstanding under the Mortgage.

Section 6.It is the intention and it is hereby agreed that, so far as concerns that portion of the Mortgaged and Pledged Property situated within the State of Louisiana, the general language of conveyance contained in this Forty-second Supplemental Indenture is intended and shall be construed as words of hypothecation and not of conveyance, and that, so far as the said Louisiana property is concerned, this Forty-second Supplemental Indenture shall be considered as an act of mortgage and pledge under the laws of the State of Louisiana, and the Trustees herein named are named as mortgagee and pledgee in trust for the benefit of themselves and of all present and future holders of bonds and coupons issued and to be issued under the Mortgage, and are irrevocably appointed special agents and representatives of the holders of the bonds and coupons issued and to be issued under the Mortgage and vested with full power in their behalf to effect and enforce the mortgage and pledge hereby constituted for their benefit, or otherwise to act as herein provided for.

Section 7.This Forty-second Supplemental Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

Section 8.The Company reserves the right, without any consent or other action by holders of bonds of the Forty-fifth Series or of any subsequently created series, to amend the Mortgage, as heretofore amended and supplemented, as follows:

To amend subdivision (e) of Section 6 of the Mortgage to read as follows:
“(e) easements, ground leases, restrictions, exceptions or reservations in any property and/or rights of way of the Company for the purpose of roads, pipe lines, transmission lines, transportation lines, distribution lines, communication lines, railways, removal of coal or other minerals or timber, and other like purposes, or for the joint or common use of real property, rights of way, facilities and/or equipment, and defects, irregularities and deficiencies in titles of any property and/or rights of way which do not materially impair the use of such property and/or rights of way for the purposes for which such property and/or rights of way are held by the Company;”
To amend Section 58 of the Mortgage by deleting the word “and” at the end of subdivision (2), replacing the period at the end of subdivision (3) with a semicolon, and adding the following subdivision (4) at the end of Section 58 to read as follows:
“and (4) grant, free from the Lien of this Indenture, and effect the subordination of the Lien of this Indenture to, easements, ground leases or rights of way in, upon, over and across the property or rights of way of the Company for the purpose of roads, pipe lines, transmission lines, transportation lines, distribution lines, communication lines, railways, removal of coal or other minerals or timber, and other like purposes, or for the joint or common use of real property, rights of way, facilities and/or equipment; provided that such grant does not materially impair the use of the property or rights of way for the purposes for which such property or rights of way are held by the Company.”
Section 9.The Company reserves the right, without any consent or other action by holders of bonds of the Forty-fifth Series or of any subsequently created series, to amend the Mortgage, as heretofore amended and supplemented, as follows:

To amend subdivision (3) (b) and (c) of Section 59 of the Mortgage to read as follows:
“(b) (i) the fair value and (ii) the Cost (or as to Property Additions constituting Funded Property of which the fair value to the Company at the time the same became Funded Property was less than the Cost as determined pursuant to Section 4 hereof, then such fair value in lieu of Cost), in the opinion of the signers, of the property (or securities) to be released; (c) the Cost (or as to Property Additions constituting Funded Property of which the fair value to the Company at the time the same became Funded Property was less than the Cost as determined pursuant to Section 4 hereof, then such fair value in lieu of Cost), in the opinion of the signers, of any portion thereof that is Funded Property;”
To amend the first six lines of subdivision (4) of Section 59 of the Mortgage to read as follows:
“(4) an amount in cash, to be held by the Corporate Trustee as part of the Mortgaged and Pledged Property, equivalent to the amount, if any, by which the Cost (or as to Property Additions constituting Funded Property of which the fair value to the Company at the time the same became Funded Property was less than the Cost as determined pursuant to Section 4 hereof, then such fair value in lieu of Cost) of the property to be released, as specified in the Engineer’s Certificate provided for in subdivision (3) above, exceeds the aggregate of the following items:”
To amend Section 60 of the Mortgage by inserting “(I)” before the word “Unless” in the first line thereof, and by adding the following Subsection (II) at the end of Section 60;
“(II) Unless the Company is in default in the payment of the interest on any bonds then Outstanding hereunder or one or more of the Defaults defined in Section 65 hereof shall have occurred and be continuing, the Company may obtain the release of any of the Mortgaged and Pledged Property that is not Funded Property, except cash then held by the Corporate Trustee (provided, however, that Qualified Lien Bonds deposited with the Corporate Trustee shall not be released or surrendered except as provided in Article IX hereof and obligations secured by purchase money mortgage deposited with the Corporate Trustee shall not be released except as provided in Section 61 hereof), and the Corporate Trustee shall release all its right, title and interest in and to the same from the Lien hereof upon application of the Company and receipt by the Corporate Trustee of the following (in lieu of complying with the requirements of Section 59 hereof):
(1)an Officers’ Certificate complying with the requirements of Section 121 hereof and describing in reasonable detail the property to be released and requesting such release, and stating:

(a)that the Company is not in default in the payment of interest on any bonds then Outstanding hereunder and that no Default has occurred and is continuing;

(b)that the Company has sold, leased, granted an interest in, exchanged, dedicated or disposed of, or intends or has agreed to sell, lease, grant an interest in, exchange, dedicate or dispose of or that a governmental body or agency has exercised a right to order the Company to divest itself of, the property to be released;

(c)that the property to be released is not Funded Property;

(d)that (except in any case where a governmental body or agency has exercised a right to order the Company to divest itself of such property) such release is in the opinion of the signers desirable in the conduct of the business of the Company; and

(e)the amount of cash and/or principal amount of obligations secured by purchase money mortgage received or to be received for any portion of said property sold to any Federal, State, County, Municipal or other governmental bodies or agencies or public or semi-public corporations, districts, or authorities;

(2)an Engineer’s Certificate, made and dated not more than ninety (90) days prior to the date of such application, stating:

(a)the fair value, in the opinion of the signers, of the property (or securities) to be released;

(b)that in the opinion of the signers such release will not impair the security under this Indenture in contravention of the provisions hereof; and

(c)that the Company has Property Additions constituting property that is not Funded Property (not including the Property Additions then being released) of a Cost or fair value to the Company (whichever is less) of not less than one dollar ($1) (after making any deductions and any additions pursuant to the provisions of Section 4 hereof) after deducting the Cost of the property then being released;

(3)an Opinion of Counsel complying with the requirements of Section 121 hereof and stating that all conditions precedent provided for in this Indenture relating to the release of the property in question have been complied with; and

(4)in case the Corporate Trustee is requested to release any franchise, an Opinion of Counsel complying with the requirements of Section 121 hereof and stating that in his or their opinion such release will not impair to any material extent the right of the Company to operate any of its remaining properties.”

To amend the fifth paragraph of Section 3 of the Mortgage to read as follows:
“The term ‘Engineer’s Certificate’ shall mean a certificate signed by the President or a Vice-President of the Company and by an Engineer (who may be an employee of the Company) appointed by the Board of Directors of the Company; provided, however, if any property or securities are to be released from the Lien of this Indenture, the Engineer’s Certificate as to the fair value of such property or securities and as to matters referred to in clause (f) of subdivision (3) of Section 59 hereof or clause (b) of subdivision (2) of Section 60 (II) hereof shall be made by an independent Engineer, appraiser, or other expert, if the fair value of such property or securities and of all other property or securities released since the commencement of the then current calendar year, as set forth in the certificates required by this Indenture, is ten per centum (10%) or more of the aggregate principal amount of the bonds at the time Outstanding; but such a certificate of an independent Engineer, appraiser, or other expert shall not be required in the case of any release of property or securities, if the fair value thereof as set forth in the certificates required by this Indenture is less than Twenty-five Thousand Dollars ($25,000) or less than one per centum (1%) of the aggregate principal amount of the bonds at the time Outstanding. If and to the extent required by the provisions of Section 121 hereof, each such certificate shall include the statements provided for in such Section.”IN WITNESS WHEREOF, LOUISIANA POWER & LIGHT COMPANY has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its President or one of its Vice Presidents, and its corporate seal to be attested by its Secretary or one of its Assistant Secretaries, for and in its behalf, and BANK OF MONTREAL TRUST COMPANY, in token of its acceptance of the trust hereby created, has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Vice Presidents or Assistant Vice Presidents and its corporate seal to be attested by one of its Assistant Secretaries and Z. George Klodnicki, in token of his acceptance of the trust hereby created, has hereunto set his hand and affixed his seal, all as of the day and year first above written.

[CORPORATE SEAL]	LOUISIANA POWER & LIGHT COMPANY By /s/ T. O. Lind T. O. Lind Vice President
Attest: /s/ N. J. Briley N. J. Briley Assistant Secretary
Executed, sealed and delivered by LOUISIANA Power & Light Company in the presence of: /s/ Audrey Jacks Audrey Jacks /s/ Joni Bathel Joni Bathel

[CORPORATE SEAL]	BANK OF MONTREAL TRUST COMPANY, As Corporate Trustee By /s/ Mark F. McLaughlin Mark F. McLaughlin Vice President and Trust Officer
Attest: /s/ Therese Gaballah Therese Gaballah Assistant Secretary
/s/ Z. George Klodnicki [L.S.] Z. George Klodnicki As Co-Trustee
Executed, sealed and delivered by BANK OF MONTREAL TRUST COMPANY and Z. GEORGE KLODNICKI in the presence of: /s/ Maryann Luisi Maryann Luisi /s/ Magaly Lebron Magaly Lebron

STATE OF LOUISIANA PARISH OF ORLEANS	}	ss.:

On this 2nd day of August, 1991, before me appeared T. O. LIND, to me personally known, who, being by me duly sworn, did say that he is a Vice President of LOUISIANA POWER & LIGHT COMPANY, and that the seal affixed to the above instrument is the corporate seal of said corporation and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and said T. O. LIND acknowledged said instrument to be the free act and deed of said corporation.
On the 2nd day of August, in the year 1991, before me personally came T. O. LIND, to me known, who, being by me duly sworn, did depose and say that he resides at 1126 Octavia Street, New Orleans, State of Louisiana; that he is a Vice President of LOUISIANA POWER & LIGHT COMPANY, one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal, that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.
/s/ MARY HULL TOOKER
MARY HULL TOOKER
NOTARY PUBLIC
Parish of Orleans, State of Louisiana
My Commission is Issued for Life

STATE OF NEW YORK COUNTY OF NEW YORK	}	ss.:

On this 5th day of August, 1991, before me appeared MARK F. MCLAUGHLIN, to me personally known, who, being by me duly sworn, did say that he is a Vice President of BANK OF MONTREAL TRUST COMPANY, and that the seal affixed to the above instrument is the corporate seal of said corporation and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and said MARK F. MCLAUGHLIN acknowledged said instrument to be the free act and deed of said corporation.
On the 5th day of August in the year 1991, before me personally came MARK F. MCLAUGHLIN, to me known, who, being by me duly sworn, did depose and say that he resides at 44 Norwood Avenue, Allenhurst, New Jersey 07711; that he is a Vice President of BANK OF MONTREAL TRUST COMPANY, one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal, that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.
/s/ MAUREEN RADIGAN
MAUREEN RADIGAN
NOTARY PUBLIC, State of New York
No. 31-4971219
Qualified in New York County
Commission Expires August 27, 1992

STATE OF NEW YORK COUNTY OF NEW YORK	}	ss.:

On this 5th day of August, 1991, before me personally appeared Z. GEORGE KLODNICKI, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same as his free act and deed.
On the 5th day of August, 1991, before me personally came Z. GEORGE KLODNICKI, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same.
/s/ MAUREEN RADIGAN
MAUREEN RADIGAN
NOTARY PUBLIC, State of New York
No. 31-4971219
Qualified in New York County
Commission Expires August 27, 1992